Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form F-3 for Dr. Reddy’s Laboratories Limited of our report dated November 2, 2006 relating to the financial statements of beta Holding GmbH and of our report dated November 2, 2006 relating to the financial statements of betapharm Arzneimittel GmbH, both appearing elsewhere in this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Düsseldorf
November 10, 2006
Deloitte & Touche GmbH
Wirtschaftsprüfungsgesellschaft